Exhibit 5.1

[LETTERHEAD OF REITNER, STUART & MOORE]

April 26, 2007

Board of Directors

Belvedere SoCal

One Maritime Plaza, Suite 825

San Francisco, California 94111

RE: Registration Statement on Form S-4

Gentlemen:

At your request, we have examined the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Belvedere SoCal (the “Company”) with the Securities & Exchange Commission in connection with the registration under the Securities Act of 1933 of (i) shares of the Company’s common stock (the “Common Stock”), issuable pursuant to the acquisition of Professional Business Bank (the “Merger”), (ii) warrants issuable pursuant to the Merger to purchase shares of Common Stock and (iii) shares of Common Stock to be issued upon the proper exercise of the warrants.

In rendering this opinion, we have examined such documents and records as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. Based upon the foregoing and such other further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming that the shares of Common Stock and warrants subject to the Registration Statement are issued pursuant to and in accordance with the terms of the Merger, upon which assumptions the following opinions are expressly conditioned, it is our opinion that the shares of Common Stock and the warrants that are the subject of the Registration Statement will, when issued and sold in accordance with the terms of the Merger, be validly issued, fully paid and non-assessable and, in the case of the warrants, will be binding obligations of the Company.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related documents, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this firm in each instance.

This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading “Legal Matters” therein and in any prospectus delivered pursuant to the Merger.

Respectfully submitted,

/s/ Reitner, Stuart & Moore
REITNER, STUART & MOORE